UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 26, 2015

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2015, Unifi, Inc. (the “Registrant”) and its wholly owned subsidiary Unifi Manufacturing, Inc. (“UMI” and together with the Registrant, the “Borrowers”), as borrowers, entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment to Credit Agreement”) with Wells Fargo Bank, National Association (the “Agent”), as agent for the lenders (the “Lenders”), which amends the Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among the Borrowers, the Lenders and the Agent (the “Credit Agreement”). The Credit Agreement relates to a $200 million senior secured credit facility (the “ABL Facility”). In connection with the First Amendment to Credit Agreement, on June 26, 2015 the Borrowers and two wholly owned subsidiaries of UMI, Unifi Sales & Distribution, Inc. and See 4 Process Improvement Solutions, LLC (f/k/a Unifi Equipment Leasing, LLC) (collectively, the “Grantors” and together with the Borrowers, the “Loan Parties”), entered into a First Amendment to Amended and Restated Guaranty and Security Agreement (“First Amendment to Guaranty and Security Agreement”) with the Agent, as agent for the Lenders, which amends the Amended and Restated Guaranty and Security Agreement, dated as of March 26, 2015, by and among the Loan Parties and the Agent (the “Guaranty and Security Agreement”). The First Amendment to Credit Agreement and First Amendment to Guaranty and Security Agreement are referred to collectively as the “First Amendments”. Certain capitalized terms used but not defined herein have the meanings given to them in the First Amendments, which are filed as Exhibits to this Form 8-K, or in the Credit Agreement, which has been filed by the Registrant as an Exhibit to previous reports under the Securities Exchange Act of 1934, as amended.

As described in the Guaranty and Security Agreement, pursuant to an earlier letter agreement, the Grantors had agreed, among other things, to pledge, on or before June 26, 2015, certain percentages of equity interests in foreign subsidiaries of the Registrant. Pursuant to the First Amendments, the Registrant has pledged, and the ABL Facility will be secured by a first-priority perfected security interest in, 65% of the equity interests held by the Registrant in Unifi Switzerland GmbH, together with all proceeds and products thereof. The collateral previously granted as security for the ABL Facility is unchanged, except that the security interest previously granted in UMI’s subsidiary Spanco International, Inc. has been otherwise consolidated as a result of internal restructuring. The First Amendment to Credit Agreement also updated the permitted investments and permitted lien schedules to the Credit Agreement.

Except as set forth above and in the First Amendments, the Credit Agreement and related documents continue in effect and remain unchanged. The foregoing discussion of the terms of the First Amendments is not complete and is qualified in its entirety by reference to the full text of the First Amendments, copies of which are attached hereto as Exhibits.

Other than in respect of the Credit Agreement and related documents, neither the Registrant nor any of its affiliates have any material relationship with any of the other parties to the Credit Agreement and related documents, other than that each of the Lenders has performed, and may in the future perform, various commercial banking, investment banking, underwriting, trust and other financial advisory services for the Registrant and/or its affiliates, for which it has received, and will receive, only customary fees and expenses.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The discussion in Item 1.01 above is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1

First Amendment to Amended and Restated Credit Agreement, dated as of June 26, 2015, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, and Wells Fargo Bank, National Association, as agent for the Lenders.

4.2

First Amendment to Amended and Restated Guaranty and Security Agreement, dated as of June 26, 2015, by and among the Grantors from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel and Secretary

Dated:     June 30, 2015

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1

First Amendment to Amended and Restated Credit Agreement, dated as of June 26, 2015, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, and Wells Fargo Bank, National Association, as agent for the Lenders.

4.2

First Amendment to Amended and Restated Guaranty and Security Agreement, dated as of June 26, 2015, by and among the Grantors from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.